Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Methes Energies International Ltd. (the “Company”) for the registration of the Company’s securities and to the incorporation by reference therein of our report dated March 11, 2015, with respect to the financial statements of the Company included in its Annual Report on Form 10-K for the year ended November 30, 2014, filed with the Securities and Exchange Commission.

/s/ MNP LLP

Mississauga, Ontario
June 30, 2015